NUMBER
COMMON STOCK	COMMON STOCK
PAR VALUE $.01	SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP

MORTGAGEIT HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

S P E C I M E N

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF

MORTGAGEIT HOLDINGS, INC.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS THEREOF, MORTGAGEIT HOLDINGS, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:		[SEAL]
	President		Secretary

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By
AUTHORIZED SIGNATURE

MORTGAGEIT HOLDINGS, INC.

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

                The securities represented by this certificate are subject to significant restrictions on ownership and transfer. Except as otherwise provided pursuant to the Articles of Incorporation of the Corporation, no person may beneficially own (i) shares of common stock of the Corporation in excess of [_____%] of the more restrictive of the total number or value of the outstanding shares of common stock of the Corporation, (ii) shares of equity stock of the Corporation in excess of [_____%] of the more restrictive of the total number or value of the outstanding shares of equity stock of the Corporation, (iii) shares of the Corporation's equity stock if such acquisition would result in the trust being "closely held" under section 856(h) of the internal revenue code of 1986, as amended (the "Code"), (iv) shares of the Corporation's equity stock if such acquisition would result in the equity stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution under the Code), (v) shares of the Corporation's common stock or equity stock if such acquisition would cause the Corporation to fail to qualify as a real estate investment trust under the Code, or (vi) shares of the Corporation's common stock or equity stock in violation of any of the further restrictions set forth in the Corporation's Articles of Incorporation.  Any person who attempts or proposes to beneficially own shares of the Corporation's common stock or equity stock in excess of the above limitations must immediately notify the Corporation in writing.  If an attempt is made to violate or there is a violation of these restrictions, (a) any purported transfer will be void ab initio and will not be recognized by the Corporation and (b) the shares of the Corporation's common stock or equity stock in violation of these restrictions, whether as a result of a transfer or non-transfer event, will be transferred automatically and by operation of law to a share trust and shall be designated shares-in-trust. All terms used in this legend and defined in the Corporation's Articles of Incorporation have the meanings provided in the Corporation's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT -	custodian
		(Cust)	(Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act

(State)

JT TEN -	as joint tenants with right
of survivorship and not as
tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF TRANSFEREE

Please print or typewrite name and address including postal zip code of assignee

                                             shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                     Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15